QUARTER ENDED SEPTEMBER 30, 2016

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

II

Third Quarter and Subsequent Events Overview

As of December 5, 2016


ARBORS
HARBOR TOWN

Arbors Harbor Town Apartments in Memphis, Tennessee

SUMMARY

Estimated Share Valuation increased to $7.80

Sold one multifamily property

Maintained strong occupancy levels

Asset Disposition Update

The Company continues to advance through the asset disposition phase of its lifecycle. On August 16, 2016, the Company sold Lakewood Flats Apartments in Dallas for a contract price of $68.8 million. This property was acquired in 2014 for a contract price of $60.5 million. The sale netted approximately $32 million of cash to the Company and generated a property-level average annual return of 23%.

Strong Occupancy Levels

Overall occupancy levels at the Company's operating properties remain strong. The table below illustrates occupancy rates for the Company's operating properties as of September 30, 2016 and 2015:

	Occupancy Rate[1]	
Property	2016	2015
Gardens Medical Pavilion	66%	62%
River Club and Townhomes at River Club	99%	100%
Lakes of Margate	95%	93%
Arbors Harbor Town	94%	96%
22 Exchange	90%	96%
Parkside apartments	93%	85%
Courtyard Kauai Hotel[2]	86%	78%

[1]As of September 30
[2]Average occupancy for three months ended Sept. 30

Improvement in Estimated Share Valuation

On November 18, 2016, the board of directors established an estimated per-share value (ESV) of the Company's common stock of $7.80 as of October 31, 2016. The new ESV is an increase of $0.11 compared with the previous adjusted ESV of $7.69. Five of the eight portfolio investments experienced increases in their equity valuations and contributed to the increase in the ESV. These increases were partially offset by a decline in the equity value of certain real estate investments as a result of changes in the markets in which they are located.

The chart below illustrates the growth in value the since the Company's inception compared with the original offering price of $10.

Total Value Creation Per Share Since Inception

Original offering price = $10.00 per share

	October 31, 2016
Estimated Share Value	$7.80
Cumulative Regular Distributions[1]	$1.19
Special Cash Distributions:	
May 2012	$0.50
September 2014	$0.50
March 2015	$1.00
January 2016	$1.50
Total Value	$12.49

[1]Regular distributions paid since inception per weighted average shares outstanding through October 31, 2016.

The actual regular distributions a shareholder has received will vary based on the date they invested.

QUARTER ENDED SEPTEMBER 30, 2016

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

II

Conclusion

The Company is in the asset disposition phase of its lifecycle and anticipates winding up its operations in the next couple of years. We will continue to manage assets to create liquidity for shareholders; identify the appropriate times to sell remaining assets; maintain a strong balance sheet, which provides flexibility to execute our disposition plan; and consider additional special distributions from asset sales.

Financial Highlights

(in thousands, except per share data)	*3 mos. ended Sept. 30, 2016*	*3 mos. ended Sept. 30, 2015*	*9 mos. ended Sept. 30, 2016*	*9 mos. ended Sept. 30, 2015*
FFO	$ 205	$ 115	$ 3,120	$ 2,579
FFO per share	$ 0.01	$ 0.00	$ 0.12	$ 0.10
Distributions declared	$ –	$ –	$ –	$ 25,732
Distributions per share	$ –	$ –	$ –	$ 1.00
(in thousands)	*As of Sept. 30, 2016*	*As of Dec. 31, 2015*		
Total assets	$ 274,662	$ 342,189		
Total liabilities	$ 152,702	$ 225,610		

Reconciliation of FFO to Net Income

(in thousands, except per share data)	*3 mos. ended Sept. 30, 2016*	*3 mos. ended Sept. 30, 2015*	*9 mos. ended Sept. 30, 2016*	*9 mos. ended Sept. 30, 2015*
Net income attributable to the Company	$ 9,383	$ 12,855	$ 7,145	$ 10,722
Adjustments for:				
Real estate depreciation and amortization[1]	2,313	3,085	7,466	10,767
Gain on sale of real estate[2]	(11,462)	(16,884)	(11,462)	(21,584)
Income tax expense (benefit) associated with real estate sale[3]	(29)	1,059	(29)	2,674
FFO[4]	$ 205	$ 115	$ 3,120	$ 2,579
GAAP weighted average shares, basic and diluted	25,391	25,667	25,470	25,715
FFO per share	$ 0.01	$ 0.00	$ 0.12	$ 0.10
Net income per share	$ 0.37	$ 0.50	$ 0.28	$ 0.42

PORTFOLIO SUMMARY

As of September 30, 2016

Eight portfolio investments consisting of:

5 multifamily/student housing[1]

1 office property

1 hospitality property

1 mezzanine loan on a multifamily development

YEAR END UPDATE CALL

Wednesday
MAR
29

Please join us for the Year End 2016 call on Wednesday, March 29, 2017 at 1:00 pm Central Time. Further details about this call will be included in your next quarterly statement.



The Courtyard by Marriott in Kauai, Hawaii

[1]Includes our consolidated amount, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting, and the noncontrolling interest adjustment for the third-party partners' share.

[2]The gain on sale of real estate for the three and nine months ended September 30, 2016, is related to the sale of Lakewood Flats. For the three months ended September 30, 2015, includes our proportionate share of the gain on sale of real estate related to the Holstenplatz and Wimberly investments. For the nine months ended September 30, 2015, includes our proportionate share of the gain on sale of real estate related to the Babcock, AJS, Holstenplatz and Wimberly investments. The gain on sale of AJS is net of cumulative foreign currency translation loss of approximately $0.6 million due to the substantial liquidation of AJS. The gain on sale of Holstenplatz includes a CTA credit of approximately $0.4 million due to the substantial liquidation of Holstenplatz.

[3]During the first quarter of 2015, we recorded an estimated provision for income tax of approximately $2.2 million as a result of foreign income tax related to the sale of AJS. During the second quarter of 2015, we recorded a credit of $0.5 million to the provision for income tax based on a change in the estimated taxes payable on the sale of AJS. During the third quarter of 2015, we recorded an estimated provision for income tax of approximately $1 million as result of foreign income tax related to the sale of Holstenplatz, resulting in a total income tax provision of $2.7 million for the nine months ended September 30, 2015. We had less than $0.1 million income tax benefit in the third quarter of 2016, related to the difference in actual income taxes due and the originally estimated income taxes payable on the sale of Holstenplatz.

[4]FFO (Funds From Operations) should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor is it either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our third quarter Form 10-Q on file with the SEC.

QUARTER ENDED SEPTEMBER 30, 2016 II Published 12/16 © 2016 Behringer 3890-1 OP2 Q3 Report 2016 15601 Dallas Parkway, Suite 600 Addison, TX 75001 214.655.1600 behringerinvestments.com FORWARD-LOOKING STATEMENTS This document contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. IMPORTANT RISK FACTORS TO CONSIDER Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this document include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our investments are located; the availability of cash flow from operating activities for special distributions, if any; conflicts of interest arising out of our relationships with our advisor and its affiliates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt; our ability to make accretive investments in a diversified portfolio of assets; future changes in market factors that could affect the ultimate performance of our development or redevelopment projects, including but not limited to construction costs, plan or design changes, schedule delays, availability of construction financing, performance of developers, contractors and consultants, and growth in rental rates and operating costs; our ability to secure leases at favorable rental rates; our ability to sell our assets at a price and on a timeline consistent with our investment objectives; impairment charges; unfavorable changes in laws or regulations impacting our business, our assets or our key relationships; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.